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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         MAY 22, 1998
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                          PAN ENVIRONMENTAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                   0-19471                 91-1632888
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(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)            Identification No.)



19239 AURORA AVENUE NORTH, SHORELINE, WASHINGTON                           98133
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(Address of Principle Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code        (206) 546-9660
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 22, 1998, PAN Environmental Corporation, a Delaware Corporation ("PAN"), acquired all of the issued and outstanding capital stock of Whitfield Holdings, Ltd., an Antigua, West Indies corporation ("Whitfield"), pursuant to an Agreement and Plan of Business Combination, effective as of April 17, 1998, in exchange for a maximum of 12,800,000 shares of common stock of PAN, subject to earn-out provisions. The amount of common stock payable by PAN to Whitfield is subject to earn-out provisions based on the achievement of certain betting volume, resulting in licensing fees to Whitfield, over a one year period. The amount and type of consideration was determined on the basis of negotiations between PAN and Whitfield.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

     Audited interim financial statements for Whitfield Holdings, Ltd. for the period ended May 22, 1998 are attached.

     (b) Pro Forma Financial Information.

     A consolidated pro forma financial statement for PAN Environmental Corporation for the period ended May 22, 1998 is attached.

     (c) Exhibits.

     10.1 Agreement and Plan of Business Combination by and between PAN and Whitfield, dated as of April 17, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PAN Environmental Corporation



Date:  August 28, 1998                      By /s/ JERRY CORNWELL
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                                              Jerry Cornwell, President